EXHIBIT 10

                      EMPLOYMENT AGREEMENT



     THIS IS AN AGREEMENT made and entered into as of this first day of February, 1998, by and between STANDEX INTERNATIONAL CORPORATION, a Delaware corporation with its principal office in Salem, New Hampshire (hereinafter referred to as "Employer"), and


                        DAVID R. CRICHTON


of   Windham,   New  Hampshire  (hereinafter   referred   to   as
"Executive").


     WHEREAS, Executive has heretofore been and is now employed by Employer in a senior executive, managerial and supervisory capacity, currently serving as Executive Vice
President/Operations; and


     WHEREAS, Employer is desirous of retaining the services of Executive in a senior executive capacity upon the terms and conditions herein set forth;


     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained, it is agreed by and between the parties as follows:


     1. Employment. Employer hereby agrees to employ Executive on a full-time basis and Executive agrees to serve Employer on a full-time basis as Executive Vice President/Operations or other senior executive, managerial and supervisory capacity, subject to the direction and control of the Chief Executive Officer of Employer, said employment being upon the terms and conditions herein set forth. It is the intention of the parties that this Agreement supersedes and replaces in its entirety that Employment Agreement dated as of January 29, 1993 between the Employer and the Executive.

     2. Term. The term of this Agreement shall be three years and 11 months from February 1, 1998 to December 31, 2002 unless otherwise terminated in accordance with the provisions of Section
6.

     3. Best Efforts. Executive agrees, as long as this Agreement is in effect, to continue to devote his same best efforts and the same time and attention to the business of Employer that he is presently devoting to said business of Employer, and to the performance of such executive, managerial and supervisory duties of a similar nature to those performed for Employer during the period of service preceding this Agreement.

     4. Non-Compete. Except as set forth in the third paragraph of this Section 4, Executive shall not, as long as this Agreement is in effect, engage in, or be interested in, in any active capacity, any business other than that of Employer or any affiliate, associate or subsidiary corporation of Employer.

     In addition, except as set forth in the third paragraph of this Section 4, Executive shall not for a period of two years after the termination of employment with Employer (whether such termination is by reason of the expiration of this Agreement or for any other reason) compete with or directly or indirectly own, control, manage, operate, join or participate in the ownership, control, management or operation of any business which competes with any present or future business of Employer at the time of such termination.

     No provision contained in this paragraph shall restrict Executive from making investments in other ventures which are not competitive with Employer, or restrict Executive from engaging, during non-business hours, in any other such non-competitive business or restrict Executive from owning less than five per cent of the outstanding securities of companies which compete with any present or future business of Employer and which are listed on a national stock exchange or actively traded on the NASDAQ National Market System.

     5. Compensation; Benefits. Employer agrees to compensate Executive for his services at a minimum annual base salary during any year of this Agreement (January 1 to December 31) of the higher of $350,000 or the base salary at the end of the immediately preceding year of this Agreement; provided, however, that the first year of this Agreement shall consist of eleven months and the minimum base salary shall commence as of the effective date of February 1, 1998. Such base salary shall be payable at least monthly and shall be increased as determined (in its sole discretion) by Employer.

     Executive shall also be entitled to participate in the Standex Executive Bonus Program and in such other benefit plans and programs as are made available to executives of the Employer. Executive shall be entitled to use an automobile furnished at the expense of Employer in accordance with Employer's policy on this subject, as such policy shall be revised from time to time.

     6.   Termination.
     A. Death. Executive's employment shall terminate forthwith upon his death and all liability of Employer under this Agreement or otherwise shall thereupon cease except for any compensation for past services remaining unpaid and for benefits due to Executive's estate or to others under the terms of any benefit plan or agreement then in effect.

     B. Disability. In the event that Executive becomes substantially disabled during the term of this Agreement for a period of six consecutive months so that he is unable, in the reasonable opinion of Employer, to perform the services as contemplated herein, then Employer, at its option, may terminate Executive's employment and this Agreement upon at least six (6) additional months advance written notification to Executive. Until such termination option is exercised or as otherwise mutually agreed in writing, Executive will continue to receive his full salary and fringe benefits during any period of illness or other disability, regardless of duration.

     C. Material Breach. In the event of a material breach of the terms of this Agreement by Executive or Employer, the non-breaching party may cause this Agreement to be terminated on 90 days written notice, provided, however, that termination by Employer for material breach following a change of control, as defined in Section 14, shall be effective only upon twelve (12) months prior written notice. Employer may remove Executive from all duties and authority commencing on the first day of any such notice period, however, payment of compensation and participation in all benefits shall continue through the last day of such notice period. For purposes of this Agreement material breach shall be defined as:

     (i) an act or acts of dishonesty on the Executive's part which are intended to result in his substantial personal enrichment at the expense of the Employer; or

     (ii) the Executive willfully, deliberately and continuously fails to materially and substantially perform his duties hereunder and which result in material injury to the Employer (other than such failure resulting from the Executive's incapacity due to physical or mental disability) after demand for substantial performance is given by the Employer to the Executive specifically identifying the manner in which the Employer believes the Executive has not materially and substantially performed his duties hereunder.

No action, or failure to act, shall be considered "willful" if it is done by the Executive in good faith and with reasonable belief that his action or omission was in the best interest of the Employer.

     D. Legal Expenses. It is further agreed that Employer will pay all reasonable legal expenses of Executive in the event that Executive defends or brings any action under this Agreement, provided, however, that Employer shall not be obligated to pay the legal expenses of Executive if, in good faith, the Board of Directors determines that, Executive acted in a manner Executive believed to be adverse to the best interests of Employer or that Executive should have known that his conduct was unlawful.
Notwithstanding such a determination, the Board shall be obligated to reimburse Executive for said legal expenses if he successfully defends or successfully prosecutes his case.

     7. Notices. Any notice to be given pursuant to this Agreement shall be sent by certified mail, postage prepaid, or by fax or delivered in person to the parties at the following addresses or at such other address as either party may from time to time in writing designate:

     To Executive:

       David R. Crichton
       7 Highland Road
       Windham, NH 03087


     To Employer:

       Standex International Corporation
       6 Manor Parkway
       Salem, New Hampshire 03079
       Attention:  Edward J. Trainor


     8. Invention and Trade Secret Agreement. Executive agrees that the Invention and Trade Secret Agreement dated June 22, 1976, by and between Executive and Standex International Corporation and signed by Executive shall remain in full force and effect while this Agreement is in effect and, as provided in the Invention and Trade Secret Agreement, after termination hereof.

     9. Specific Performance. It is acknowledged by both parties that damages will be an inadequate remedy to Employer in the event that Executive breaches or threatens to breach his commitments under Section 4 or under the Invention and Trade Secret Agreement. Therefore, it is agreed that Employer, may institute and maintain an action or proceeding to compel the specific performance of the promises of Executive contained herein and therein. Such remedy shall, however, be cumulative, and not exclusive, to any other remedy which Employer may have.

     10. Survival. The obligations contained in Sections 4 and 8 shall survive the termination of this Agreement. In addition, the termination of this Agreement shall not affect any of the rights or obligations of either party arising prior to or at the time of the termination of this Agreement or which may arise by any event causing the termination of this Agreement.

     11. Covenants Severable. In the event that any covenant of this Agreement shall be determined invalid or unenforceable and the remaining provisions can be given effect, then such remaining provisions shall remain in full force and effect.

     12. Entire Agreement; Amendment. This Agreement supersedes any employment understanding or agreement (except the Invention and Trade Secret Agreement) which may have been previously made by Employer or its respective subsidiaries or affiliates with Executive. This Agreement, together with the Invention and Trade Secret Agreement, represents all the terms and conditions and the entire agreement between the parties hereto with respect to the employment of Executive by Employer. This Agreement may be modified or amended only by written agreement signed by Employer and Executive.

     13. Assignment. This Agreement is personal between Employer and Executive and may not be assigned; provided, however, that Employer shall have the absolute right at any time, or from time to time, to sell or otherwise dispose of its assets or any part thereof or to reconstitute the same into one or more subsidiary corporations or divisions or to merge, consolidate or enter into similar transactions. In the event of any such transaction, the term "Employer" as used herein shall mean and include such successor corporation.

     14.  Change of Control.

     A. In the event of a change in control of Employer required to be reported under Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934:

     (i) Employer may terminate Executive's employment only upon conclusive evidence of substantial and indisputable intentional personal malfeasance in office such as a conviction for embezzlement of Employer's funds; and

     (ii) Executive may terminate his employment at any time if there is a change in his general area of responsibility, title or place of employment, or if his salary or benefits are lessened or diminished.

     B. Following a change of control of Employer, any termination of Executive's employment either by Executive pursuant to Section 14.A.(ii) or by Employer under any circumstances other than involving conclusive evidence of substantial and indisputable intentional personal malfeasance in office, then:

     (i) Executive shall be promptly paid a lump sum payment equal to three times his current annual base salary plus three times the most recent annual bonus paid to him;

     (ii) Executive shall become 100% vested in all benefit plans in which he participates including but not limited to the Standex Employee Stock Ownership Plan (ESOP), all shares issued under the Profit Improvement Participation Shares Plan and all options granted under the Stock Option Plans;

     (iii) Three years of benefit service shall be added to the years of service credited to Executive under the Standex
       Retirement Plan;

     (iv) The salary and bonus paid under Section 8.B.(i) shall be deemed the Executive's compensation during such three additional years for purposes of the computation of his pension under the Standex Retirement Plan; and

     (v) All life insurance and medical plan benefits covering the Executive shall be continued at the expense of Employer for the three-year period following such termination.

     15. Governing Law; Binding Nature of Agreement. This Agreement shall be construed in accordance with the laws of the State of New Hampshire and shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, Employer has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized and its corporate seal to be hereto affixed, and Executive has executed the within instrument as a sealed document, all as of the day and year first above written.

                              STANDEX INTERNATIONAL CORPORATION


                              By:   /s/Edward J. Trainor
                                 Edward J. Trainor, President/CEO


ATTEST:

/s/Deborah A. Rosen
Deborah A. Rosen, Secretary


                                 /s/David R. Crichton
Witness                          David R. Crichton